EXHIBIT 10.17

                       AGREEMENT FOR WHOLESALE FINANCING
                                  (Unsecured)

This Agreement for Wholesale Financing ("Agreement") is made as of March 9, 1999 between Deutsche Financial Services Corporation ("DFS"), a Nevada corporation having a branch office located at 3075 Highland Parkway, Suite 640, Downers Grove, Illinois 60515, and Handy Hardware Wholesale, Inc., a Texas corporation ("Wholesaler"), having a principal place of business located at 8300 Tewantin Drive, Houston, Texas 77061.

Section 1: Extension of Credit
Subject to the terms of this Agreement, DFS, through its branch office located in Matteson, Illinois, will extend credit to Wholesaler up to $5,000,000 (Five Million Dollars) from time to time to purchase inventory from vendors approved by DFS ("Vendors") and for other purposes. Wholesaler has the right, in Wholesaler's sole and exclusive discretion, to purchase inventory from a Vendor on open account terms or via financing from another source even if a particular Vendor is enrolled in a DFS financing program, if such Vendor agrees to such sale. DFS shall combine all of DFS' actual payments to Vendors made on Wholesaler's behalf whether provided by one or more DFS' branch offices, to make one debt owed by Wholesaler. DFS may, from time to time, elect not to finance any inventory sold by particular Vendors with respect to which DFS reasonably feels insecure. DFS agrees to notify Wholesaler immediately, at least 15 days prior to discount due date, in writing by overnight express mail or by facsimile transmission, when such decision is made. This is an agreement regarding the extension of credit, and not the provision of goods or services.

Section 2: Financing terms and Statements of Transaction
Wholesaler and DFS agree that certain financial terms of any advance made by DFS under this Agreement, are not set forth herein because such terms depend, in part, upon the availability of Vendor discounts, payment terms or other incentives. Wholesaler and DFS further agree that it is therefore in their mutual best interest to set forth in this Agreement only the general terms of Wholesaler's financing arrangements with DFS. Upon agreeing to finance a particular item of inventory for Wholesaler, DFS will send Wholesaler a Statement of Transaction identifying such inventory and the applicable financial terms, including all deductions and credits agreed to between the vendor and Wholesaler that are disclosed on the corresponding invoice evidencing the sale of inventory to Wholesaler, so that the net amount financed by DFS will be readily discernible to Wholesaler. However, should DFS negotiate a separate discount between DFS and any third party vendor, or should DFS negotiate a delayed payment program between DFS and any third party vendor, the terms of such agreements between DFS and third party vendors will not be disclosed on the Statements of Transaction. Statements of Transaction generated on Monday, Tuesday and Wednesday will be sent to Wholesaler by private courier for delivery each Friday; Statements of Transaction generated on Thursday and Friday will be sent to Wholesaler by private courier for delivery each Tuesday. Except as otherwise provided in Section 9, unless Wholesaler notifies DFS in writing or via electronic notification, including facsimile notification, of any objection within thirty (30) days after a Statement of Transaction is sent for delivery to
Wholesaler: (a) the amount shown on such Statement of Transaction will be an account stated;

(b) Wholesaler will have agreed to all rates, charges and other terms shown on such Statement of Transaction; (c) Wholesaler will have agreed that DFS is financing the items of inventory referenced in such Statement of Transaction at Wholesaler's request; and (d) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto. Subject to Wholesaler's right to object as provided in the preceding sentence and in Section 9, the terms contained within each Statement of Transaction will be effective as of that date of issuance of the original invoice evidencing the sale of inventory to Wholesaler. DFS agrees to (a) timely pay Vendor invoices so as to take the discount offered by such invoices; (b) provide Wholesaler with copies of documents evidencing such payment to Vendor at the time that payment is made to Vendor; (c) provide Wholesaler with Statements of Transaction ("SOT") evidencing the advance of loan proceeds enabling Wholesaler's purchase of inventory (these SOT's will provide the following information: payment terms, quantity, description, unit costs and extended cost of each item of inventory financed, customary miscellaneous charges [i.e. freight charges] and total costs of SOT); and (d) inform Wholesaler immediately upon DFS' knowledge of any changes to such terms. Subject to the provision allowed in Section 9, Wholesaler agrees to pay DFS the amount shown as due on the SOT.

Section 3: Affirmative Warranties and Representations
Wholesaler warrants and represents to DFS that: (a) Wholesaler will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each state in which the nature of its business or property so requires; (b) Wholesaler has the right and is duly authorized to enter into this agreement; (c) Wholesaler's execution of this Agreement does not constitute a breach of any agreement to which Wholesaler is now or hereafter becomes bound;
(d) there are no actions or proceedings pending or threatened against Wholesaler which might result in any material adverse change in Wholesaler's financial or business condition or which might in any way materially adversely affect any of the Wholesaler's assets; (e) Wholesaler has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature; (f) Wholesaler will give DFS thirty (30) days prior written notice of any change in Wholesaler's name, form of business organization, change in the persons holding the positions of President or Vice President of Finance, or principal place of business; (g) Wholesaler will observe and materially perform all matters required by any lease, license, concession or franchise necessary to the maintenance and operation of its business; (h) Wholesaler will advise DFS of the commencement of material legal proceedings (being claims of more than $100,000) against Wholesaler; and (i) Wholesaler will comply with all applicable material laws relating to the integrity of its financial affairs and will conduct its business in a manner which preserves and protects Wholesaler's assets.

Section 4: No Security Interest.
Wholesaler has not granted, and will not in the future grant, a security interest to any third party in any of Wholesaler's inventory financed by DFS unless Wholesaler provides ninety (90) days written notice to DFS prior to any such grant. Nor Wholesaler has not executed, and will not execute, any UCC-1 financing statements or allow the execution of any financing statements on Wholesaler's behalf unless Wholesaler provides ninety (90) days written notice to DFS, with the exception of financing statements that may be requested by those providers of equipment necessary for Wholesaler to engage in business, including by way of example, telephone system leases or purchases, computer leases or purchases, automobile fleets, or motor vehicles.

Section 5: Notification.
Wholesaler will provide thirty (30) days prior notification to DFS of any (a) sale, lease or disposal of or transfer of any of its assets, other than those transactions carries out in the ordinary course of its business and (b) merger or consolidation with another entity.

Section 6: Insurance.
Wholesaler will keep the inventory insured for its full insurable value under an "all risk" property insurance policy with a company acceptable to DFS in DFS's reasonable discretion. Wholesaler will provide DFS with written evidence of such property insurance coverage.

Section 7: Financial Statements.
Wholesaler will deliver to DFS: (a) within ninety (90) days after the end of each of Wholesaler's fiscal years, a reasonably detailed balance sheet as of the last day of such fiscal year and a reasonably detailed income statement covering Wholesaler's operations for such fiscal year; and (b) within forty-five (45) days after the end of each month, a reasonably detailed balance sheet as of the last day of such month and an income statement covering Wholesaler's operations for such month. Wholesaler warrants and represents to DFS that all financial statements  and  information  related  to  Wholesaler  which  have  been  or any hereafter be delivered by Wholesaler are materially true and correct and have been and will be prepared in accordance with generally accepted accounting principles and/or Security & Exchange Commission regulations consistently applied; and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Wholesaler since the submission to DFS, either as of the date of delivery, or, if different, the date specified therein, and Wholesaler acknowledges DFS reliance thereon.

Section 8: Reviews.
During the terms of this Agreement, DFS may enter Wholesaler's business location during normal business hours with ten (10) days prior notice to Wholesaler to verify Wholesaler's compliance with this Agreement. DFS affirms to Wholesaler that all information obtained about the business and/or financial condition of Wholesaler will be deemed confidential.

Section 9: Payment Terms.
Wholesaler will pay DFS by due date thereof the principal indebtedness owed DFS on each item of inventory financed by DFS (as shown on the Statement of Transaction identifying such inventory) when required under the terms of the financing program agreed to in writing by the parties. If Wholesaler from time to time makes payment to DFS of any past due obligation, Wholesaler agrees that acceptance of such payment by DFS shall not be construed to have waived or amended the terms of the financial program. Wholesaler will send all payments to DFS' branch office(s) responsible for Wholesaler's account. Notwithstanding anything to the contrary herein contained, DFS agrees that Wholesaler has the right to and may from time to time deduct amounts from payments to DFS pertaining to discrepancies directly related to Wholesaler's purchases of inventory; including damaged shipments; defective inventory; short shipments; pricing, freight charges and sales tax errors; non-stocked inventory; non-ordered inventory; payments made to DFS by Wholesaler under circumstances where DFS has issued a Statement of Transaction to Wholesaler, indicating that DFS has transmitted loan proceeds to a vendor for purchased inventory by Wholesaler, where DFS never in fact paid the vendor for the inventory represented on that certain Statement of Transaction; all of the above arising from inventory financed by DFS to be delivered to Wholesaler by Wholesaler's vendors. Notwithstanding the foregoing, Wholesaler and DFS agree that the parties may mutually agree in writing from time to time to permit additional deductions by Wholesaler due to circumstances that may arise that were not contemplated at the time of execution of this Agreement, but for which the parties agree that a deduction is appropriate. Additionally, Wholesaler has the right to and may from time to time deduct amounts from payments to DFS for inventory financed by DFS and directly shipped to Wholesaler's member-dealer(s) where Wholesaler's member-dealer(s) have provided proof to Wholesaler that such DFS financed inventory sold to Wholesaler's member-dealer(s) arrived damaged, defective, short of a full order, erroneously priced, the incorrect stock or inventory that was not ordered. Wholesaler agrees that it will not deduct amounts owed to DFS for inventory shipped directly to Wholesaler or Wholesaler's member-dealer(s), where the reason Wholesaler or Wholesaler's member-dealer(s) have not paid is due to a payment dispute or other issue unrelated to the condition of or manufacturer pricing error relating to the inventory purchased. Wholesaler will supply DFS with documentation supporting such deductions. If either party terminates this Agreement and at such time of termination there are no payments due or to become due to DFS by Wholesaler, and if at such time there remains outstanding credits or deductions to which Wholesaler is entitled to hereunder, DFS will pay such amounts representing the owed credits or deductions after receiving thirty (30) days notice of the amounts due from Wholesaler.

Section 10: Calculation of Charges.
Wholesaler will pay finance charges to DFS on any outstanding past due principal debt should Wholesaler become past due in its payment obligations to DFS at a fluctuating interest rate per annum equal to the Prime Rate plus two percent (2%) ("the Rate"), unless Wholesaler has objected to the amount financed reflected in the Statement of Transaction as described in Section 2 and DFS has agreed with Wholesaler to adjust the amount of principal due. "Prime Rate" shall mean a fluctuating interest rate per annum equal to the highest of the prime, base or reference rates of interest announced publicly from time to time
(whether or not charged in each instance) by the Chase Manhattan Bank or Citibank, N.A. (or any successor thereof) at such bank's prime, base, or reference rate. Each change in the Prime Rate shall become effective, without notice to Wholesaler, on the day that the applicable reference bank announces any change in its prime, base or reference rate. If any of the banks listed above discontinue the practice of announcing or publishing a prime, base or reference rate during the term of this Agreement, the DFS may, in its reasonable judgment, designate a comparable bank and/or publicly announced rate to be thereinafter used as a basis for determining Prime Rate. Wholesaler acknowledges that any bank or listed above may extend credit at rates of interest less than its announced prime, base or reference rate. The finance charges will: (a) be computed based on a 360 day year; (b) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days that amounts owed DFS remain past due; and (c) accrue from the due date of each applicable pas due date as determined from the Statement of Transaction until DFS receives full payment in good funds of the past due principal debt Wholesaler then owes DFS for each item of such inventory. The "Daily Charge" is the product of the Daily Rate (as defined below) multiplied by the Average Daily Balance (as defined below). The "Daily Rate" is the quotient of the Rate divided by 360. The "Average Daily Balance" is the quotient of (i) the sum of the outstanding principal debt owed DFS then past due, as described above for each item of inventory defined on a Statement of Transaction, divided by (ii) the actual number of days in such billing period. Wholesaler acknowledges that DFS intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provisions contained therein or in any other document executed or delivered in connection herewith or therewith, DFS shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and if DFS ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and second, any remaining excess will be paid to Wholesaler. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Wholesaler and DFS shall, to the maximum extend permitted under applicable law: (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (b) exclude voluntary pre-payments and the effect thereof; and (c) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term. DFS' willingness to assess interest against past due obligations does not waive the default of Wholesaler by failing to pay its obligations in a timely manner, nor does it waiver DFS' right to otherwise enforce its remedies available to it upon Wholesaler's default.

Section 11: Billing Statement
DFS will send Wholesaler a monthly billing statement identifying all charges due on Wholesaler's account with DFS. The charges specified on each billing statement will be (a) due and payable in full on Wholesaler's payment schedule (3rd , 10th, 15th, or 25th of each month) coinciding with or immediately preceding the due date and (b) an account stated, unless DFS received Wholesaler's written objection thereto within 30 days after its is mailed to Wholesaler. DFS may adjust the billing statement at any time to conform to applicable law and this Agreement.

Section 12: Default.
Wholesaler will be in default under this Agreement if: (a) Wholesaler breaches any material terms, warranties or representations contained herein which are not cured within forty-five (45) days after written notice of such default; (b) Wholesaler fails to pay any portion of Wholesaler's debts to DFS within ten (10) days after written notice of such default; (c) a money judgment issues against Wholesaler in excess of $300,000.00 and for which a supersedeas bond has not been posted or, if judgments in the aggregate exceed $300,000.00, whether or not supersedeas bond(s) has been posted; (d) an attachment, sale or seizure issues or is executed against any assets of Wholesaler; (e) Wholesaler shall cease existence as a corporation; (f) Wholesaler materially misrepresents Wholesaler's financial condition or organizational structure; (g) Wholesaler ceases or suspends business; (h) Wholesaler makes a general assignment for the benefit of creditor; or (i) Wholesaler becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code (and in the event of an involuntary case, an Order for Relief is entered by the United States Bankruptcy Court under U.S.C. Section 303).

Section 13: Rights of DFS Upon Default.
In the event of a default DFS may at any time thereafter, at the election of DFS, without further notice or demand to Wholesaler, do any one or more of the following: declare all or any part of the debt Wholesaler owes DFS immediately due and payable, together with reasonable attorneys' fees; and/or cease extending any additional credit to Wholesaler. All of the rights and remedies of DFS are cumulative. The failure of DFS to exercise any of the rights or remedies of DFS hereunder will not waive any of the rights or remedies of DFS as to any past, current or future default.

Section 14: Information.
DFS may obtain from any Vendor any credit information regarding Wholesaler that such Vendor may from time to time possess, which information shall be kept confidential by DFS.

Section 15:   Term/Termination.
Subject to early termination as hereinafter provided, the initial term of this Agreement shall be for a period of one year from the date of execution of this Agreement and shall automatically be renewed for a like period from year to year thereafter unless terminated by either party by giving written notice to the other at least thirty (30) days prior to the expiration of the term or renewal thereof. All terms, conditions, provisions and covenants stated herein shall be binding on the parties during any renewal term. Notwithstanding anything to the contrary herein contained, Wholesaler may terminate this Agreement at any time by written notice to DFS. DFS may terminate this Agreement as follows: (a) if Wholesaler is not in default hereunder, DFS must give thirty (30) days prior notice of termination, or (b) if Wholesaler is in default hereunder, DFS may terminate by written notice at any time thereafter. Wholesaler will not be relieved from any obligation to DFS arising out of DFS' advance made before the effective termination date of this Agreement. If termination of this Agreement by DFS is not due to Wholesaler's default, such termination will not accelerate the maturities of advances previously made. DFS will retain all of its rights, interests and remedies hereunder until Wholesaler has paid all of Wholesaler's debts to DFS.

Section 16: Binding Effect.
Wholesaler cannot assign its interest in this Agreement without the prior written consent of DFS, although DFS may assign or participate DFS' interest, in whole or in part, without Wholesaler's consent. DFS agrees that should DFS be sold or change its legal identity, DFS will provide ninety (90) days written notice to Wholesaler. This Agreement will protect and bind the respective heirs, representatives, successors, and assigns of DFS and Wholesaler.

Section 17: Notices.
Except as otherwise stated herein and with the exception of ordinary correspondence such as monthly billing statements and payments by Wholesaler which may be sent via the regular United States mail, all notices, responses, requests and documents will be sufficiently given or served upon receipt by United States certified mail, if mailed, postage prepaid, or next day express mail by a national express mail carrier or notification by mail or electronic notification including facsimile notification: (a) to Wholesaler at Wholesaler's principal place of business specified above, attention President or Senior Vice President-Finance, or Fax (713) 644-3167 and (b) to DFS at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel, or Fax (314) 523-3190 or such other address as the parties may hereafter specify in writing.

Section 18: Oral Agreements.
NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT WHOLESALER AND DFS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

Section 19: Severability.
If  any  provision  of  this   Agreement  or  its   application  is  invalid  or
unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

Section 20: Receipt of Agreement.
Wholesaler acknowledges that it has received a true and complete copy of the Agreement. Wholesaler acknowledges that it has read and understood this Agreement. Notwithstanding anything herein to the contrary: (a) DFS may rely on any facsimile copy or electronic data transmission of this Agreement, any Statement of Transaction, billing statement, invoice from a Vendor or financial statements or other reports and (b) such facsimile copy or electronic data transmission will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other agreement between DFS and Wholesaler, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

Section 21: Miscellaneous.
DFS will have the right to refrain from or postpone enforcement of this Agreement without prejudice and the failure to strictly enforce this Agreement will not be construed as having created a course of dealing between DFS and Wholesaler contrary to the express terms of the Agreement or as having modified, released or waived the same. The terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. The prevailing shall be entitled to reasonably attorney fees in enforcing its rights hereunder. The Section titles used in the Agreement are for convenience only and do not define or limit the contents of any section.

Section 22: BINDING ARBITRATION.
         22.1 Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any inventory disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between DFS and Wholesaler; (c) any act committed by DFS or by any parent company, subsidiary or affiliated company of DFS (the "DFS Companies"), or by any employee, agent, officer or director of an DFS Company whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between DFS and Wholesaler; and/or (d) any other relationship, transaction or dealing between DFS and Wholesaler (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

         22.2 Administrative Body. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") except as herein modified. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years commercial lending experience. The arbitration shall be conducted before a tribunal composed of three arbitrators. Each party shall appoint an arbitrator, obtain its appointee's acceptance of such appointment and deliver written notification of such appointment and acceptance to the other party within thirty days after delivery of the notice of arbitration. The two party appointed arbitrators shall jointly appoint the third arbitrator, obtain the appointee's acceptance of such appointment and notify the parties in writing of such appointment and acceptance within thirty days after their appointment and acceptance. The third arbitrator shall serve as the chairperson of the tribunal. All decisions or ruling(s) of the tribunal, as well as any interim order(s) or final award, shall be pursuant to the majority vote of the three arbitrators comprising the tribunal. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in the Division of the Federal Judicial District in which AAA maintains a regional office that is closest to Wholesaler. If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum.

         22.3 Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows: No later than thirty (30) days after the filing of a claim for arbitration, the responding party will file a responsive statement. No later than thirty (30) days following the filing of the responsive statement by the responding party, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Depositions shall be permitted but no more than two for each party and no single deposition shall extend for more than two days nor more than seven hours during a one day period. Request for production of documents shall be responded to (or objected to) within 20 days of the request. All objections shall be ruled upon by the arbitrator. In the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

         22.4 Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

         22.5 Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent DFS' or Wholesaler's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any inventory for any current or future debt owed by either party to the other. Any such action or remedy will not waive DFS' or Wholesaler's right to compel arbitration of any Dispute.

         22.6 Attorneys' Fees. If either Wholesaler or DFS brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 22.5), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including reasonable attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Wholesaler or DFS brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the other party in defending such action.

         22.7       Limitations.  Any arbitration proceeding must be instituted:
                    (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; or (b) with respect to any other Dispute, within two (2) years after the date of the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.

         22.8 Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.

Section 23: INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. WHOLESALER AND DFS WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

Section 24: Governing Law.
Wholesaler acknowledges and agrees that this Agreement between Wholesaler and DFS have been substantially negotiated, and will be substantially performed, in the state of Illinois. Accordingly, Wholesaler agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

In Witness Whereof, Wholesaler and DFS have executed this Agreement as of the date first set forth hereinabove.

THIS CONTRACT CONTAINS BINDING ARBITRATION AND JURY WAIVER PROVISIONS.

HANDY HARDWARE WHOLESALE, INC.

By:  /s/ James D. Tipton
     -------------------------------------

Printed Name:   James D. Tipton
             -----------------------------

Title:   President
      ------------------------------------

ATTEST:

/s/ Tina S. Kirbie
-----------------------------------------
Secretary

Printed Name:   Tina S. Kirbie
             ----------------------------

DEUTSCHE FINANCIAL SERVICES CORPORATION

By: /s/ Richard Endicott
   --------------------------------------

Printed Name:   Richard Endicott
             ----------------------------

Title:   Regional Vice President
      -----------------------------------


SECRETARY'S CERTIFICATE OF RESOLUTION

I certify that I am the Secretary or Assistant Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

"RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from Deutsche Financial Services Corporation ("DFS") in such amounts and on such terms as such officers, directors or agents deem property; to enter into financing, security, pledge and other agreements with DFS relating to the terms upon which such financing, security, pledge or other agreements with DFS relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation hterefor; from time to time to supplement or amend any such agreements; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to DFS as collateral security for any obligations of this corporation to DFS, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

Dated:   March 9, 1999                         /s/ Tina S. Kirbie
      ------------------------                 ---------------------------------
                                                    (Assistant) Secretary

                                               HANDY HARDWARE WHOLESALE, INC.


(SEAL)


ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING

This Addendum is made to that certain Agreement for Wholesale Financing entered into by and between Handy Hardware Wholesale, Inc. ("Wholesaler") and Deutsche Financial Services Corporation ("DFS) on March 9, 1999, as amended ("Agreement").

FOR VALUE RECEIVED, DFS and Wholesaler agree that the following paragraph is incorporated into the Agreement as if fully and originally set forth therein:

"Wholesaler will at all times maintain:

(a) a Tangible Net Worth and Subordinated Debt in the combined amount of not less than Fourteen Million Dollars ($14,000,000);

(b) a ratio of Debt minus Subordinate Debt to Tangible Net Worth and Subordinated Debt of not more than Two to One (2.0:1); and

(c) a ratio of Current Tangible Assets to current liabilities of not less than One and twenty-five one hundredths to One (1.25:1).

For purposes of this paragraph: (i) 'Tangible Net Worth' means the book value of Wholesaler's assets less liabilities, excluding from such assets all Intangible;
(ii) 'Intangibles' means and includes general intangibles (as that term is defined in the Uniform Commercial Code); accounts receivable and advances due from officers, directors, employees and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits;

covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' sole discretion; (iii) 'Debt' means all of Wholesaler's liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Wholesaler has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Wholesaler; (iv) 'Subordinated Debt' means all of Wholesalers' Debt which is subordinated to the payment of Wholesaler's liabilities to DFS by an agreement in form and substance satisfactory to DFS; and (v) 'Current Tangible Assets' means Wholesaler's current assets less, to the extent otherwise included therein, all Intangibles. The foregoing terms will be determined in accordance with generally accepted accounting principles consistently applied, and, if applicable, on a consolidated basis.

Wholesaler waives notice of DFS' acceptance of this addendum.

All other terms and provisions of the Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Wholesaler and DFS have executed this Addendum on this 9th day of March, 1999.

HANDY HARDWARE WHOLESALE, INC.

By:   /s/ James D. Tipson
   --------------------------------

Name:      James D. Tipton
     ------------------------------

Title:    President
      -----------------------------

ATTEST:

/s/ Tina S. Kirbie
------------------------------------
Secretary
Printed Name:   Tina S. Kirbie
             -----------------------


DEUTSCHE FINANCIAL SERVICES CORPORATION

By: /s/ Richard Endicott
   --------------------------------

Name:   Richard Endicott
     ------------------------------

Title:  Regional Vice President
      -----------------------------